=============================================================================
                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement     [ ]  Confidential, For Use of the
                                          Commission Only (as permitted by
[X]  Definitive proxy statement           Rule 14a-6(e)(2))
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Micrel, Incorporated
               (Name of Registrant as Specified in Its Charter)
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     ________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
     ________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction.
     ________________________________________________________________________

(5)  Total fee paid:
     ________________________________________________________________________

     [ ] Fee paid previously with preliminary materials:
     ________________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
     ________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:
     ________________________________________________________________________

(3)  Filing Party:
     ________________________________________________________________________

(4)  Date Filed:
     ________________________________________________________________________

                             MICREL, INCORPORATED
                              2180 Fortune Drive
                          San Jose, California 95131
                   Notice of Annual Meeting of Shareholders
                            To Be Held May 23, 2002

To the Shareholders of Micrel, Incorporated:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Micrel, Incorporated, a California corporation (the "Company"), will be held at the Company's offices located at 2180 Fortune Drive, San Jose, California 95131 on May 23, 2002 at 12:00 p.m., Pacific Daylight Time, for the following purposes:

   1. ELECTION OF DIRECTORS. To elect four directors of the Company to serve until the 2003 annual meeting and until their successors are duly elected and qualified (the "Proposal"); and

   2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the Annual Meeting.

   The Board of Directors has fixed the close of business on April 1, 2002 as the record date for determining the shareholders entitled to notice of and to vote at the 2002 Annual Meeting and any adjournment or postponement thereof.

   WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU
ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                    By Order of the Board of Directors,


                                     /s/    Raymond D. Zinn
                                    ------------------------------------
                                            Raymond D. Zinn
                                    President, Chief Executive Officer
                                   and Chairman of the Board of Directors


San Jose, California
April 19, 2002

                              MICREL, INCORPORATED
                               2180 Fortune Drive
                           San Jose, California 95131
                                _______________

                                PROXY STATEMENT
                                _______________

                        Annual Meeting of Shareholders
                                 May 23, 2002


General Information

   This Proxy Statement is being furnished to the shareholders of Micrel, Incorporated, a California corporation (the "Company") in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at
12:00 p.m., Pacific Daylight Time, at the Company's offices located at 2180 Fortune Drive, San Jose, California 95131, on May 23, 2002, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock of record on April 1, 2002 (the "Record Date") will be entitled to vote. Holders of Common Stock are entitled to one vote for each share of Common Stock held as of the Record Date. There is no cumulative voting. Shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. At the close of business on the Record Date, there were 93,207,637 shares of the Company's Common Stock outstanding.

Solicitation and Voting; Revocability of Proxies

   This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 19, 2002. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares entitled to vote at the Annual Meeting, represented either in person or by proxy. At the Annual Meeting, the four nominees receiving the highest number of affirmative votes , represented either in person or by proxy, will be elected to the Board. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but not as affirmative votes for purposes of determining the approval of the Proposal submitted to the shareholders. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of all the director nominees identified in the Proposal and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered present and entitled to vote for purposes of determining a quorum but not as affirmative votes for purposes of determining the approval of a proposal. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

   Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it, or by submitting a duly executed proxy bearing a later date, with the Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


   As set by the Board of Directors in accordance with the Bylaws of the Company, the authorized number of directors is five. Directors will hold office from the time of their election until the 2003 annual meeting and until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes will be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

   The following five persons were nominated by the Board of Directors for election to the Board: Raymond D. Zinn, Warren H. Muller, Larry L. Hansen, George Kelly and Dale L. Peterson, all of whom are incumbent directors. Subsequent to his nomination, Mr. Peterson informed the Board that he has decided for personal reasons to withdraw as a nominee and will resign from the Board effective immediately prior to the Annual Meeting. Accordingly, Mr. Peterson is not identified as a nominee in the Proposal. The Board plans to fill the vacancy created upon Mr. Peterson's resignation, but does not anticipate finding such a replacement by the date of the Annual Meeting. If any nominees identified in the Proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine. The proxies cannot be voted for a greater number of persons than the number of nominees named in the proposal.

   The experience and background of each of the proposed nominees are set forth below.

   Raymond D. Zinn, age 64, is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company's inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

   Warren H. Muller, age 63, is a co-founder of the Company and has served as a member of the Company's Board of Directors since the Company's inception in 1978. Mr. Muller was Vice President of Test Operations from 1978 until 1999. From 1999 until mid-2000, Mr. Muller served as of Chief Technology Officer. He was previously employed in various positions in semiconductor processing and testing at Electronic Arrays, Inc. and General Instruments Corporation. Mr. Muller holds a B.S.E.E. from Clarkson College.

   Larry L. Hansen, age 73, joined the Company's Board of Directors in
June 1994. From October 1988 to January 1991, Mr. Hansen served as Executive Vice President of Tylan General, Inc. From February 1991 to September 1994, Mr. Hansen was employed by Varian Associates, where he last served as Executive Vice President. From 1981 to 1989, Mr. Hansen served as Chairman of the U.S. Department of Commerce Technical Advisory Committee on Semiconductor Manufacturing Equipment. Mr. Hansen serves on the Board of Directors of Signal Technology Corp. and Electro Scientific Industries, Inc.

   George Kelly, age 67, joined the Company's Board of Directors in
June 1994. He is a retired partner of Deloitte & Touche LLP, where he was employed for thirty years until his retirement in June 1989. He also serves on the Board of Directors of Ion Systems, Inc., a private company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 29, 2002, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

5% Shareholders, Directors, Nominees and Named            Number of Shares
Executive Officers                                       Beneficially Owned(1)
---------------------------------------------------      ---------------------
                                                          Number    Percent(2)
                                                        ----------  ----------

Raymond D. Zinn(3)                                      12,190,178     13.0%
Warren H. Muller(4)                                     11,708,800     12.5%
Putnam Investments LLC(5)
Putnam Investment Management LLC
Putnam Advisory Company LLC
    One Post Office Square
    Boston, MA  02109                                    5,583,225      6.0%
FMR Corp.(6)
    82 Devonshire Street
    Boston, MA  02109                                    4,674,860      5.0%
Franklin Resources, Inc.(7)
    901 Mariners Island Boulevard, 6th Floor
    San Mateo, CA  94404                                 5,119,600      5.5%
Robert Whelton(8)                                          330,409        *
Jack B. Small(9)                                           240,356        *
Thomas S. Wong(10)                                         167,000        *
Dale L. Peterson(11)                                       149,250        *
Larry L. Hansen(12)                                        121,150        *
George Kelly(13)                                           115,250        *
Mark A. Downing(14)                                         25,574        *
All executive officers and directors as
 a group (18) persons)(15)                               25,909,962    27.2%
____________________
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Percentage beneficially owned is based on 93,209,637 shares outstanding as of March 29, 2002.
(3) Includes 300,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
(4) Includes 108,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
(5)  Based on a Schedule 13G filed February 13, 2002.
(6)  Based on a Schedule 13G filed  February 14, 2002.
(7)  Based on a Schedule 13G filed February 14, 2002.
(8) Includes 330,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
(9) Includes 240,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
(10) Includes 142,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
(11) Includes 81,250 shares subject to stock options exercisable within 60 days of March 29, 2002.
(12) Includes 41,250 shares subject to stock options exercisable within 60 days of March 29, 2002.

                                       3


(13) Represents 44,000 shares held of record by the Kelly Family Trust of which Mr. Kelly is a trustee. Includes 71,250 shares subject to stock options exercisable within 60 days of March 29, 2002.
(14) Includes 25,000 shares subject to stock options exercisable within 60 days of March 29, 2002.
(15) Includes 2,000,627 shares subject to stock options exercisable within 60 days of March 29, 2002.

Committees and Meetings of the Board of Directors

   The Board of Directors held four regularly scheduled or special meetings during the fiscal year ended December 31, 2001 (the "Fiscal Year"). Each member of the Board of Directors who served during the Fiscal Year attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which he served during the Fiscal Year.

   The Company has standing Audit, Compensation and Nominating Committees of the Board of Directors.

   Audit Committee. The Audit Committee consists of Messrs. Kelly, Hansen and Peterson. Mr. Peterson's position on the Audit Committee will terminate concurrent with his resignation as a director, effective immediately prior to the Annual Meeting. The Audit Committee reviews with the Company's independent auditors and management the scope and results of the annual audit, the scope of other services provided by the Company's independent auditors, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and makes recommendations to the Board of Directors on the engagement of the independent auditors, as well as other matters which may come before it or as directed by the Board of Directors. The Audit Committee met four times during the Fiscal Year.

   The Board of Directors adopted and approved a charter for the Audit Committee on May 25, 2000, which was amended on January 23, 2001. A copy of the charter was attached as Appendix A to Company's 2001 Proxy Statement.

   Compensation Committee.  The Compensation Committee consists of
Messrs. Hansen and Peterson. Mr. Peterson's position on the Compensation Committee will terminate concurrent with his resignation as a director, effective immediately prior to the Annual Meeting. The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and all bonus and stock compensation to employees, administers the Company's stock option plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee met two times during the Fiscal Year.

   Nominating Committee. A Nominating Committee of the Board of Directors was formed in February 2002. The Nominating Committee consists of Messrs. Hansen, Kelly and Peterson. Mr. Peterson's position on the Nominating Committee will terminate concurrent with his resignation as a director, effective immediately prior to the Annual Meeting. The Nominating Committee makes recommendations to the Board of Directors regarding nominees for the Board, monitors the size and composition of the Board, and performs such other duties as the Board of Directors shall from time to time prescribe.

   As set forth in the Company's 2001 Proxy Statement, shareholder proposals with respect to nominees for election to the 2002 Board of Directors must have been received by the Secretary of the Company no later than March 4, 2002 to be considered at the Annual Meeting. No shareholder proposals were received by the Secretary by this date. With respect to the election of directors at the 2003 annual meeting, the Nominating Committee will consider shareholder nominations if they are timely, as determined in accordance with the provisions set forth in this Proxy Statement under "Shareholder Proposals."

Employment Agreements

   None of the Named Executive Officers has an employment agreement with the Company.

Compensation of Directors

   Non-employee directors of the Company receive $1,000 in compensation for each meeting of the Board of Directors attended and $1,000 for each Committee meeting not held in conjunction with a Board meeting.

   The Company's 1994 Stock Option Plan (the "1994 Option Plan") provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. On the date of each annual shareholders' meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant and become exercisable at the rate of 25% per year. On May 24, 2001, Messrs. Kelly, Hansen and Peterson received automatic stock option grants under the Company's 1994 Option Plan for 5,000 shares each of the Company's Common Stock at an exercise price of $35.01 per share. In accordance with Section 6.2.1 of the 1994 Option Plan, the right to exercise granted options ceases upon a director's resignation or other termination from the Board.


            Compensation Committee Report on Executive Compensation

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

   Compensation Philosophy. The Committee believes that the primary goal of the Company's compensation program should be related to creating shareholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

   The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

   Salary. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include
(i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer's on-going duties,
(iv) general changes in the compensation peer group in which the Company competes for executive talent, and (v) the Company's financial performance, generally. The weight given such factors by the Committee may vary from individual to individual.

   Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation is paid in the form of contingent cash bonuses. The bonus amounts for executive officers are dependent in part on the Company's net income performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive officer has responsibility and satisfactory completion of special projects supervised by the executive officer.

   Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from the stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and other option terms, such as vesting, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the Company does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

   Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Raymond D. Zinn's base salary for the fiscal year ended December 31, 2001 was $301,251. This base salary was established, in part, by comparing the base salaries of chief executive officers at other companies of similar size and geographic location using published compensation sources. Mr. Zinn's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company.

   Policy Regarding Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company's executive officers for the fiscal year ended December 31, 2002 will exceed the $1 million limit per officer. Option grants under the 1994 Stock Option Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

                                             COMPENSATION COMMITTEE

                                           Larry L. Hansen, Chairman
                                           Dale L. Peterson(1)

(1) Mr. Peterson's position on the Compensation Committee will terminate concurrent with his resignation as a director, effective immediately prior to the Annual Meeting.


                            Audit Committee Report

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

   In accordance with its written charter adopted by the Board of Directors of the Company (the "Board"), the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2001, the Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and independent auditors prior to public release.

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement relating to relationships between the auditors and the Company that might bear on the auditors' independence, consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

   The Committee discussed with the independent auditors all matters required to be discussed as described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

   The Audit Committee is performing an evaluation of the independent auditors. After the Audit Committee completes its assessment, the Committee will make a recommendation to the Board on the appointment of independent auditors regarding the examination of the Company's financial statements for the year ended December 31, 2002.

   Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules.

                                                  AUDIT COMMITTEE

                                            Dale L. Peterson,(1) Chairman
                                            George Kelly
                                            Larry L. Hansen


(1) Mr. Peterson's position on the Audit Committee will terminate concurrent with his resignation as a director, effective immediately prior to the Annual Meeting.

                            EXECUTIVE COMPENSATION

   The following table sets forth the annual compensation earned during the years ended December 31, 2001, 2000 and 1999 by each of the Named Executive
Officers:

                                 Summary Compensation Table

                                      Annual            Long-Term
                                   Compensation        Compensation
                           --------------------------  ------------
                                                       Securities    All Other
Name and                           Salary     Bonus    Underlying  Compensation
Principal Position         Year      ($)      ($)(1)   Options(#)     ($)(2)
------------------         ----   --------   --------  ----------  ------------
Raymond D. Zinn,
 President, Chief
 Executive Officer and
 Chairman of the Board     2001    301,251        --          --       15,314
                           2000    307,477    400,000         --       13,266
                           1999    294,754    400,000     500,000       8,450

Robert Whelton,
 Executive Vice
 President, Operations     2001    204,688        --          --        1,465
                           2000    216,560    150,000         --        1,465
                           1999    203,849    100,000         --        2,075

Mark A. Downing (3)
 Vice President,
 Marketing                 2001    177,722(4)     --      125,000         210
                           2000        --      20,000         --          --

Jack B. Small,
 Vice President, Wafer
 Fabrication and
 Manufacturing             2001    167,222        --          --          955
                           2000    179,940    130,000         --          958
                           1999    169,009    100,000         --        1,337

Thomas S. Wong,
 Vice President, High
 Bandwidth Products        2001    166,700        --        6,500         330
                           2000    177,882    120,250      50,000         333
                           1999    167,015    100,000         --          161
___________
(1)  All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year.
(2)  Represents premiums paid on term life insurance and in 1999, an automobile allowance of $6,375 for Mr. Zinn, in 2000, an automobile allowance of $11,801 for Mr. Zinn, and in 2001, an automobile allowance of $13,849 for Mr. Zinn.
(3)  Mr. Downing joined the Company in December 2000.
(4)  Includes commissions of $33,450.

                       Option Grants In Last Fiscal Year

   The following table provides certain information with respect to the grant of stock options under the Company's 1994 Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 2001.



                          Number of                                              Potential Realizable
                         Securities     % of Total                                 Value at Assumed
                         Underlying     Options to     Exercise                 Annual Rates of Stock
                            Options    Employees in   Price Per   Expiration      Price Appreciation
Name                      Granted(1)  Fiscal Year(2)   Share(3)      Date         for Option Term(4)
-------------------      ----------   -------------   ---------   ----------   -----------------------
                                                                                    5%          10%
                                                                               -----------  ----------
Raymond D. Zinn                --           --            --          --               --          --
Robert Whelton                 --           --            --          --               --          --
Mark A. Downing            125,000         5.70%        $33.00     01/02/11     $2,594,190  $6,574,188
Jack B. Small                  --           --            --          --               --          --
Thomas S. Wong               6,500         0.30%         28.03     08/21/11        114,581     290,372

(1) The option vests over five years at a rate of 20% of the shares subject to the option per year and has a ten-year term.
(2) Based on a total of 2,191,194 options granted to employees of the Company in 2001, including the Named Executive Officers.
(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.
(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

   Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Values

   The following table sets forth for each of the Named Executive Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2001. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2001.





                                                          Number of Securities                  Value of
                                                         Underlying Unexercised               Unexercised
                                                               Options at               In-the-Money Options at
                             Shares                        December 31, 2001(#)         December 31, 2001($)(1)
                            Acquired         Value     ---------------------------   --------------------------
        Name             on Exercise(#)  Realized($)(2) Exercisable  Unexercisable    Exercisable Unexercisable
      -------           ---------------  ------------- ------------ ---------------  ------------ -------------

Raymond D. Zinn             270,616        $6,881,413     200,000       300,000       $2,585,380    $3,878,000
Robert Whelton              150,000         3,778,976     330,000       160,000        6,593,400     3,196,800
Mark A. Downing                 --                --          --        125,000              --            --
Jack B. Small                80,000         2,323,130     160,000       160,000        2,780,560     2,780,560
Thomas S. Wong               68,000         1,500,582     142,000       206,500        2,228,978     2,701,792

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2001 ($26.23 per share) and the exercise price of the Named Executive Officers' respective options.
(2) Calculated by determining the difference between the fair market value of the securities underlying the option on the date of exercise and the exercise price of the Named Executive Officers' respective options.



                            Stock Performance Graph

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Stock Performance Graph shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

   The following stock performance graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from December 31, 1996 through the end of the Company's last fiscal year, December

31, 2001, with the percentage change in the cumulative total return for The NASDAQ Stock Market (U.S. Companies) and the JP Morgan H&Q Technology Index. The comparison assumes an investment of $100 on December 9, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

              {PERFORMANCE GRAPH FOR THE PERIOD DECEMBER 9, 1994
                    THROUGH DECEMBER 31, 1999 APPEARS HERE}

     The following table sets forth the data points used in preparing the Performance Graph:

                            JP Morgan H&Q     Nasdaq
                Micrel,       Technology       Stock
    DATES    Incorporated       Index       Market-U.S.
    ------   ------------   -------------   -----------
    Jan-97      120.55         110.71         107.09
    Feb-97      107.51         101.67         101.17
    Mar-97       91.70          95.32          94.57
    Apr-97      138.34          98.85          97.52
    May-97      167.59         113.72         108.56
    Jun-97      161.27         114.73         111.90
    Jul-97      207.51         133.18         123.69
    Aug-97      226.09         133.56         123.50
    Sep-97      267.59         139.04         130.82
    Oct-97      226.88         124.19         124.01
    Nov-97      218.97         122.89         124.66
    Dec-97      177.08         117.24         122.48
    Jan-98      191.31         124.76         126.36
    Feb-98      232.02         139.59         138.23
    Mar-98      239.92         141.95         143.34
    Apr-98      248.22         147.48         145.77
    May-98      197.83         136.72         137.67
    Jun-98      205.53         145.33         147.28
    Jul-98      189.72         143.50         145.56
    Aug-98      183.79         112.85         116.70
    Sep-98      167.59         129.19         132.89
    Oct-98      207.91         140.08         138.73
    Nov-98      256.52         156.74         152.83
    Dec-98      347.83         182.36         172.68
    Jan-99      311.46         207.30         197.74
    Feb-99      284.59         184.33         180.04
    Mar-99      316.60         198.60         193.65
    Apr-99      372.34         206.10         199.89
    May-99      354.15         208.93         194.35
    Jun-99      467.99         235.21         211.83
    Jul-99      499.61         232.00         208.01
    Aug-99      484.59         243.29         216.81
    Sep-99      548.62         248.83         217.11
    Oct-99      687.75         274.95         234.51
    Nov-99      622.93         321.40         263.04
    Dec-99      720.16         407.27         320.89
    Jan-00      800.01         389.65         309.05
    Feb-00     1457.72         498.03         367.84
    Mar-00     1214.24         459.42         360.25
    Apr-00     1094.08         409.82         303.01
    May-00      806.33         360.32         266.45
    Jun-00     1098.82         412.65         313.24
    Jul-00     1266.41         386.26         296.26
    Aug-00     1933.61         454.33         331.28
    Sep-00     1694.87         405.15         288.25
    Oct-00     1144.67         368.27         264.57
    Nov-00      727.28         263.63         203.84
    Dec-00      852.18         263.28         193.01
    Jan-01     1163.64         301.06         216.42
    Feb-01      711.47         215.03         167.56
    Mar-01      706.72         184.11         144.08
    Apr-01      859.07         219.39         165.57
    May-01      772.05         207.94         165.37
    Jun-01      834.79         205.23         169.81
    Jul-01      851.99         192.14         159.01
    Aug-01      780.65         170.93         141.68
    Sep-01      504.41         134.43         117.81
    Oct-01      636.21         154.06         132.93
    Nov-01      740.18         179.20         151.85
    Dec-01      663.53         181.99         153.15


                              INDEPENDENT AUDITORS

   Deloitte & Touche has been the Company's independent auditors since
1980, including the year ended December 31, 2001. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the shareholders.

   During the Company's fiscal year ended December 31, 2001, the Company was billed the following aggregate fees by Deloitte & Touche:

   Audit Fees. The aggregate fees billed by Deloitte & Touche to the Company for professional services rendered for the audit of the Company's annual financial statements for the Company's fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year was $194,722.

   Financial Information Systems Design and Implementation Fees. No fees were billed by Deloitte & Touche to the Company for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services). No such services were rendered by Deloitte & Touche to the Company for the Company's fiscal year ended December 31, 2001.

   All Other Fees. The aggregate fees billed by Deloitte & Touche to the Company and Kendin Communications for professional services rendered to the Company and Kendin Communications for the fiscal year ended December 31, 2001, other than the Audit Fees and Financial Information Systems Design and

Implementation Fees described in the preceding two paragraphs, was $645,248. The majority of these fees relate to mergers and acquisition consultations and income tax services.

   The Audit Committee did consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the accountants' independence and concluded that provision of financial information systems design and implementation services and other non-audit services are compatible with maintaining the independence of the Company's external auditors.

   The Audit Committee is performing an evaluation of the independent auditors. Accordingly, the Audit Committee is not recommending the selection of independent auditors as of this time. After it completes its assessment, the Audit Committee will make a recommendation to the Board on the appointment of independent auditors regarding the examination of the Company's financial statements for the year ended December 31, 2002.


                                 OTHER MATTERS

Annual Report and Financial Statements

   The 2001 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2001, accompanies or has preceded this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock ("Reporting Persons") are required to report, to the Securities and Exchange Commission and to the NASDAQ Stock Market, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

   Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2001, all Reporting Persons complied with all applicable filing requirements, except as follows: Form 4 Reports reporting sales, purchases and/or option exercises by Dale L. Peterson, Raymond D. Zinn, Robert Whelton, George Anderl, Mark Lunsford, Richard Crowley, Jr., Carlos Mejia, Thomas S. Wong and Richard Zelenka were timely mailed in December 2001 to the Securities and Exchange Commission for filing. However, due to the discovery of anthrax in the United States mail, the mail containing the Form 4 Reports was held by the U.S. Post Office for irradiation. The Form 4 Reports were subsequently released by the U.S. Post Office, but the delay resulted in the late filing of the Form 4 Reports.

Shareholder Proposals

   Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before the Company's 2003 annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, not earlier than February 1, 2003, nor later than March 3, 2003. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

   Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2003 annual meeting of shareholders must be received by the Company not later than December 26, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Other Business

   The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope.

                          Annual Report on Form 10-K

   The Company's Annual Report on Form 10-K for the year ended December 31, 2001, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. A copy of this Form 10-K may be obtained by each shareholder receiving this Proxy Statement without charge upon request. Please direct such requests to: Micrel, Incorporated, Attention - Secretary, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800.


                                      By Order of the Board of Directors,

                                      /s/ Raymond D. Zinn
                                      -----------------------------------
                                      Raymond D. Zinn
                                      President, Chief Executive Officer and
                                      Chairman of the Board of Directors

                        [FORM OF FRONT OF PROXY CARD]

                                                                     PROXY

                             MICREL, INCORPORATED
                             1849 FORTUNE DRIVE
                             SAN JOSE, CA 95131

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON MAY 23, 2002.

    Raymond D. Zinn and Richard D. Crowley, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the "Company"), to be held on Thursday, May 23, 2002, and any adjournment or postponement thereof.

    Election of four directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: 01 RAYMOND D. ZINN, 02 WARREN H. MULLER,
 03 LARRY L. HANSEN AND 04 GEORGE KELLY.

               (Continued, and to be signed on the other side)

                         [FORM OF BACK OF PROXY CARD]

The Board of Directors recommends a vote FOR the election of Directors.


Shares represented by this proxy              In their discretion, the
will be voted as directed by the              Proxies are authorized to
shareholder. If no such directions            vote upon such other business
are indicated, the Proxies will               as may properly come before
have authority to vote FOR the                the Annual Meeting.
election of all directors.


1. Election of Directors (see reverse)        MARK HERE FOR ADDRESS CHANGE
                                              AND NOTE AT RIGHT [ ]
   [ ] FOR        [ ] WITHHELD

    FOR, except vote withheld                  PLEASE MARK, SIGN, DATE AND
    from the following nominee(s):             RETURN THIS PROXY CARD PROMPTLY
                                               USING THE ENCLOSED REPLY
    ______________________________             ENVELOPE.


    ______________________________



Signature ______________________________________    Date ______________, 2002
Please sign as name appears herein.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.